Exhibit 23.1
                                  ------------



                         MACKEY PRICE THOMPSON & OSTLER
                           A Professional Corporation
                         Attorneys and Counselors at Law

                                American Plaza II
                          57 West 200 South, Suite 350
                          Salt Lake City, UT 84101-3663
                             Telephone 801-575-5000
                                Fax 801-575-5006


Randall A. Mackey
rmackey@mpwlaw.com


                                                   June 21, 2005



Paradigm Medical Industries, Inc.
2355 South 1070 West
Salt Lake City, Utah 84119

         Re: Form SB-2 Registration Statement Relating to the Resale of 183,201,059 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration for resale on a Form SB-2 Registration Statement (the "Registration Statement") of 183,201,059 shares of common stock consisting of (i) an aggregate of 166,666,667 shares of common stock issuable upon the conversion of $2,500,000 in callable secured convertible notes issued to four accredited investors in a private offering dated April 27, 2005; and (ii) an aggregate of 16,534,392 shares of common stock issuable upon the exercise of warrants issued to the four accredited investors in the private offering (the "Securities").

         In such connection, we examined certain corporate records and proceedings of the company, including the proceedings taken in connection with the authorization and issuance of the Securities described above. Based upon the foregoing, we are of the opinion that when sold as contemplated by the Registration Statement, the Securities will, under Delaware law, be validly issued, fully paid and nonassessable.

         We hereby consent to being named in the Registration Statement and in the prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           /s/ Mackey Price Thompson & Ostler

                                           Mackey Price Thompson & Ostler